Exhibit 31.02

CERTIFICATION

I, Bradley Saenger, certify that:

1.	I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of Tonix Pharmaceuticals Holding Corp.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2016

/s/ BRADLEY SAENGER
Bradley Saenger
Chief Financial Officer